EXHIBIT 10.4

                                  FORM OF

                         INDEMNIFICATION AGREEMENT


          This INDEMNIFICATION AGREEMENT, dated July __, 1998, is made by and among theglobe.com, inc., (the "Company"), on the one hand, and ________________ (the "Individual"), on the other hand.

          For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

          1. Indemnification
             ---------------

          (a) The Company shall indemnify and hold harmless the Individual to the fullest extent permitted by law against any judgments, fines, amounts paid in settlement, and expenses (including attorneys' fees and disbursements) incurred in connection with, or in any way arising out of, any claim, action or proceeding (whether civil or criminal) against, or affecting, the Individual resulting from, relating to or in any way arising out of, (i) the Individual's current position as an officer, director, trustee, partner or any other position with any entity, employee benefit plan or other enterprise that Individual serves at the request of the Company (including, without limitation, those positions set forth on Annex A hereto) or (ii) any such future positions that the Individual serves at the request of the Company. This indemnification shall be in addition to, and not in lieu of, any other indemnification that the Individual shall be entitled to pursuant to the Second Amended and Restated Certificate of Incorporation, By-Laws or other applicable governance document of the Company or otherwise under applicable law.

          (b) The Individual shall provide notice to the Company of any action or proceeding that would give rise to a claim for indemnification hereunder (an "Action") and of his or her intention to make a claim for indemnification hereunder; provided, however, that no delay or failure on the part of the Individual in notifying the Company shall relieve the Company from any obligation hereunder unless and solely to the extent the Company is materially and adversely prejudiced thereby. Upon request by the Individual, the Company shall pay all fees and expenses and other costs incurred by the Individual by reason of his or her participation in the Action in advance of the final disposition of the Action.

          2. Separate Counsel
             ----------------

          With respect to any Action, the Company will be entitled (a) to participate therein at its own expense and (b) to assume the defense, jointly with any other indemnifying party, with counsel satisfactory to the Individual; provided, however, that the Company will not be entitled to assume the defense if the Individual shall have concluded that there may be a conflict of interest between the Company and such Individual with respect to such Action. After the Company has so assumed such defense in accordance with this Paragraph 2, the Company will not be liable to the Individual for any fees and expenses of counsel subsequently incurred by the Individual. The Individual shall have the right to employ his or her own counsel in an Action, but the fees and expenses of such counsel shall be at the expense of such Individual.

          3. Settlement
             ----------

          The Company shall not be liable hereunder for any settlement of any Action effected without its prior written consent (which consent may not be unreasonably withheld). The Company shall not settle any Action without the Individual's prior written consent, unless the proposed settlement only involves the payment of money damages, does not impose an injunction or other equitable relief upon the Individual, does not admit to any wrongdoing by the Individual and results in the unconditional release of the Individual with respect to all claims for which indemnification is sought.

          4. Severability
             ------------

          If any clause, paragraph or provision of this Agreement or the application thereof to any person or situation to any extent shall be held illegal, invalid or unenforceable under present or future law, then in that event, it is the intention of the parties hereto that the remainder of this Agreement shall not be affected thereby and that such clause, paragraph or provision be reformed by them so as to be legal, valid and enforceable.

          5. Governing Law
             -------------

          This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

          6. Counterparts
             ------------

          This Agreement may be executed in one or more counterparts each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto duly execute this Indemnification Agreement as of the date first above written.


                                          THEGLOBE.COM, INC.



                                          By:
                                             -----------------------------
                                             Name:
                                             Title:



                                          --------------------------------



                                ANNEX A
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